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                                                                    EXHIBIT e(3)

                                 AMENDMENT NO. 1
                       TO THE SECOND AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT

                   (APPLICABLE TO CLASS A AND CLASS C SHARES)

         The Second Amended and Restated Master Distribution Agreement (the "Agreement"), dated July 1, 2000, by and between AIM International Funds, Inc., a Maryland corporation, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

         1.       The following paragraph is added at the end of Section FOURTH:
                  (A):

                  "The public offering price of the Institutional Class shares of the Company shall be the net asset value per share. Net asset value per share shall be determined in accordance with the provisions of the then current Institutional Class shares' prospectus and statement of additional information."

        Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                           SECOND AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                          AIM INTERNATIONAL FUNDS, INC.



CLASS A SHARES

AIM Asian Growth Fund
AIM European Development Fund
AIM Global Aggressive Growth Fund
AIM Global Growth Fund
AIM Global Income Fund
AIM International Equity Fund

CLASS C SHARES

AIM Asian Growth Fund
AIM European Development Fund
AIM Global Aggressive Growth Fund
AIM Global Growth Fund
AIM Global Income Fund
AIM International Equity Fund




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INSTITUTIONAL CLASS SHARES

AIM International Equity Fund"



     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:                  , 2002
        ----------------
                                                   AIM INTERNATIONAL FUNDS, INC.


Attest:                                            By:
          --------------------------                    ------------------------
          Assistant Secretary                           Robert H. Graham
                                                        President



                                                   A I M DISTRIBUTORS, INC.


Attest:                                            By:
          --------------------------                     -----------------------
          Assistant Secretary                            Michael J. Cemo
                                                         President


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